UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2007 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

A.  Long-Term Procurement Plan

On December 20, 2007, the California Public Utilities Commission (CPUC) voted to issue a decision that approves, with several modifications, the long-term electricity procurement plans (LTPPs) submitted by the California investor-owned electric utilities covering the 10-year period from 2007 through 2016.  Each utility is required to submit an LTPP that is designed to reduce greenhouse gas emissions and uses the State of California’s preferred loading order to meet forecasted demand; i.e., increases in future demand will be offset through energy efficiency programs, demand response programs, renewable generation resources, distributed generation resources, and finally, through new conventional generation.

The CPUC’s decision forecasts that Pacific Gas and Electric Company (Utility) will need to obtain an additional 800 to 1,200 megawatts (MW) of new conventional generation by 2015 based on forecasts prepared by the California Energy Commission.  The decision finds that in earlier years (i.e., 2007-2013), the Utility has a surplus of resources and in 2014 the forecast shows a small need for 66 MW.  The Utility had estimated that it would need to obtain new conventional generation of up to 2,300 MW starting in 2011.  The decision notes that if a previously approved contract is terminated before the generation project is built the Utility will retain the procurement authority for the MWs subject to the terminated contract.  At the end of the solicitation or request-for-offer (RFO) process, the Utility must justify why each bid was selected or rejected.

The decision allows utilities to acquire ownership of new conventional generation resources only through turnkey arrangements proposed by third parties in the utilities’ competitive RFO process.  The decision prohibits the utilities from submitting bids for utility-build generation in their respective RFOs until questions can be resolved in the 2008 LTPP proceeding about how to compare utility-build generation bids with bids from independent power producers.  The decision also permits utility-owned generation projects to be proposed through a separate application outside of the RFO process in the following circumstances: (1) to mitigate market power demonstrated by the utility to be held by others; (2) to support a use of preferred resources, such as a renewable energy source; (3) to expand existing facilities; (4) to take advantage of a unique and fleeting opportunity (such as a bankruptcy settlement); and (5) to meet unique reliability needs.

The decision prohibits the utilities from using debt equivalence in evaluating bids to enter into power purchase agreements from independent power producers, although the decision states that the utilities’ cost of capital proceeding may still be used to raise concerns regarding the impact of a particular power purchase agreement on a utility’s debt-to-equity ratio.  Finally, the decision eliminates the limitations adopted by the CPUC in 2004 that prohibited the utilities from recovering construction costs in excess of their final bid price from ratepayers but required the utilities to share half of any construction cost savings with ratepayers while absorbing any cost overruns.  Instead, the decision allows the utilities to make flexible proposals for utility-owned generation ratemaking on a case-by-case basis.

The CPUC decision encourages the utilities to pursue the goal to meet 33% of their load with renewable resources by 2020, although the decision found that further analysis is needed regarding the feasibility and cost of achieving a target renewable portfolio standard of 33%.

The utilities are required to submit revised LTPPs reflecting the changes required by the CPUC within 90 days of the date the decision is mailed.

B.  Energy EfficiencyProceeding

On December 21, 2007, in response to a petition filed by the California investor-owned utilities, a proposed decision was issued recommending the modification of the CPUC’s September 20, 2007 decision establishing incentive ratemaking mechanisms for implementation of the utilities’ energy efficiency programs.  (The proposed decision is available on the CPUC’s website.)

Under the September 20, 2007 decision, before the utilities can earn incentives, the utilities must achieve at least 85% of the CPUC’s overall savings goal over the three-year program cycle.  The proposed decision would grant the utilities' request and modify the earlier decision to (i) permit the utilities to keep any incentive earnings claimed on an interim basis even if the final energy savings are less than 85% of the CPUC's goals for that three-year energy efficiency program cycle so long as the final energy savings are at least 65% of the CPUC’s goals, and (ii) confirm that the utilities would not be required to pay back any interim earnings under any circumstances unless the final energy savings are less than 65% of the CPUC's goals.  However, the proposed decision recommends reducing the amount of the incentives that the utilities could claim on an interim basis from 70% of the estimated total for a particular three-year program cycle to 50% of the estimated total, subject to verification of actual energy savings.

The maximum amount of incentives that the Utility could earn (and the maximum amount that the Utility could be required to reimburse customers) over the 2006-2008 program cycle is $180 million.  The actual amount and timing of the financial impact will depend on the level of energy efficiency savings actually achieved over the three-year program cycle and when the applicable accounting standard for recognizing incentives or reimbursement obligations is met.  If adopted as proposed, the decision should enable the utilities to recognize incentives earned, or reimbursement obligations incurred, without having to wait until the actual energy savings over the three-year program cycle are verified.

Comments on the proposed decision are due January 10, 2008.  PG&E Corporation and the Utility cannot predict whether the proposed decision will be adopted.

C.  Credit Ratings

On December 27, 2007, Moody's Investors Service(Moody's) announced that it had upgraded PG&E Corporation’s and the Utility’s issuer credit ratings, citing an improved regulatory climate in California, among other reasons.  Moody’s upgraded PG&E Corporation’s issuer rating and its senior unsecured bank credit facility to Baa1 from Baa3.  Moody’s upgraded the Utility’s issuer rating, its senior unsecured bank credit facility, and its senior unsecured debt rating to A3 from Baa1.  Moody’s also upgraded the Utility’s preferred stock rating to Baa2 from Baa3.  The rating action concludes Moody’s review initiated in April 2007.  Moody’s outlook for PG&E Corporation and the Utility was changed to stable from rating under review.

As previously disclosed, the December 2003 settlement agreement entered into among PG&E Corporation, the Utility, and the CPUC to resolve the Utility’s proceeding under Chapter 11 of the U.S. Bankruptcy Code requires the CPUC to authorize a minimum 52% common equity ratio and a minimum return on equity (ROE) for the Utility of 11.22% until the Utility receives a credit rating of “A3” from Moody’s or “A-” from Standard & Poor’s Rating Service.  As a result of Moody’s action, this requirement has terminated.  On December 20, 2007, the CPUC authorized the Utility to maintain its 52% equity ratio and its 11.35% ROE for 2008.  The CPUC is expected to issue a decision by April 24, 2008 addressing mechanisms that could replace the utilities’ future annual cost of capital proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: December 27, 2007	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: December 27, 2007	By:	LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary